[Exhibit 4.5]




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                      [FORM OF TRANSFER AND SALE AGREEMENT]


                                      among


                     MITSUI VENDOR LEASING FUNDING CORP. II
                                    Purchaser


                                       and


                       MITSUI VENDOR LEASING (U.S.A.) INC.
                               Seller and Servicer






                             -----------------------


                           Dated as of August 1, 1998


                             -----------------------

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                                Table of Contents
                                                                          Page

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1   General..........................................................1
SECTION 1.2   Specific Terms...................................................2
SECTION 1.3   Certain References...............................................3
SECTION 1.4   No Recourse......................................................3
SECTION 1.5   Action by or Consent of Noteholders..............................3

                                   ARTICLE II
                      CONVEYANCE OF THE TRANSFERRED ASSETS

SECTION 2.1  Conveyance of Transferred Assets..................................3
SECTION 2.2  Assignment and Granting of the Purchaser's Rights
              Under this Agreement.............................................4
SECTION 2.3  Intention of the Parties..........................................4

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1  Representations and Warranties of the Seller......................4
SECTION 3.2  Representations and Warranties of the Purchaser...................7

                                   ARTICLE IV
                             COVENANTS OF THE SELLER

SECTION 4.1  Protection of Title of the Purchaser and the Trust ...............9
SECTION 4.2  Reserved]........................................................11
SECTION 4.3  Costs and Expenses...............................................11
SECTION 4.4  Indemnification..................................................11
SECTION 4.5  Further Assurances...............................................13
SECTION 4.6  Negative Covenant................................................13

                                    ARTICLE V
                                   REPURCHASES

SECTION 5.1  Repurchase of Contracts Upon Breach of Representation
              or Warranty ....................................................13
SECTION 5.2  Reassignment of Repurchased Contracts and Equipment..............14
SECTION 5.3  Waivers..........................................................14

                                   ARTICLE VI
                                  MISCELLANEOUS

SECTION 6.1  [Reserved].......................................................15
SECTION 6.2  Merger or Consolidation of the Seller or the Purchaser...........15
SECTION 6.3  Limitation on Liability of the Seller and Others ................15
SECTION 6.4  The Seller May Own Notes.........................................16
SECTION 6.5  Amendment........................................................16
SECTION 6.6  Notices..........................................................17
SECTION 6.7  Merger and Integration...........................................17
SECTION 6.8  Severability of Provisions.......................................17
SECTION 6.9  GOVERNING LAW....................................................17
SECTION 6.10 Counterparts.....................................................17
SECTION 6.11 Conveyance of the Contracts to the Trust.........................18
SECTION 6.12 Nonpetition Covenant.............................................18



                                    SCHEDULES

Schedule A    --    Schedule of Contracts and Equipment
Schedule B    --    Schedule of Representations and Warranties of the Seller



                           TRANSFER AND SALE AGREEMENT

          This TRANSFER AND SALE AGREEMENT dated as of August 1, 1998, between Mitsui Vendor Leasing Funding Corp. II, a Delaware corporation, as purchaser (the "Purchaser"), and Mitsui Vendor Leasing (U.S.A.) Inc., a Delaware corporation, as seller (in such capacity, the "Seller") and servicer (in such capacity, the "Servicer").

                              W I T N E S S E T H:

          WHEREAS, the Seller owns certain Contracts (the "Contracts") as are more particularly described in Schedule A attached hereto and has an ownership or security interest in the items of Equipment subject thereto (the "Equipment"), as more particularly described in Schedule A attached hereto; and

          WHEREAS, the Purchaser has agreed to acquire the Contracts and the other Transferred Assets described herein from the Seller, and the Seller has agreed to transfer the Contracts and the other Transferred Assets to the Purchaser; and

          WHEREAS, pursuant to the terms of a Sale and Servicing Agreement dated as of August 1, 1998 (the "Sale and Servicing Agreement") among Mitsui Vendor Leasing Asset Trust 1998-1 (the "Trust"), Mitsui Vendor Leasing Funding Corp. II, as Trust Depositor , Mitsui Vendor Leasing (U.S.A.) Inc., as Seller and Servicer, Bankers Trust Company, as Indenture Trustee and Back-up Servicer, to be executed concurrently with the execution of this Agreement, the Purchaser will convey the Transferred Assets and the other Trust Assets (including the Purchaser's rights hereunder) to the Trust; and

          WHEREAS, pursuant to the terms of an Indenture, dated as of August 1, 1998 (the "Indenture"), between the Trust and Bankers Trust Company, as
Indenture Trustee (the "Indenture Trustee"), to be executed concurrently with this Agreement, the Trust will, on the Closing Date, issue the Notes, secured by a pledge of the Transferred Assets and the other Trust Assets (including the Purchaser's rights hereunder).

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt of which is acknowledged, the Purchaser, the Seller and the Servicer, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 General.
                      -------

          (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. All capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Sale and Servicing Agreement or, if not defined in the Sale and Servicing Agreement, in the Indenture.

          (b) With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Sale and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

          SECTION 1.2  Specific  Terms.  Whenever  used in this  Agreement,  the
                       ---------------
following words and phrases, unless the context otherwise requires, shall have the following meanings:

          Agreement:  This Transfer and Sale Agreement and all amendments hereof
          ---------
and supplements hereto.

          Closing Date: August __, 1998.
          ------------

          Obligor UCC Filing  Requirement:  With  respect to any  Contract,  the
          -------------------------------
Seller has obtained appropriate UCC financing statements (Form UCC-1) executed by or on behalf of the Obligor of such Contract, which UCC financing statements have been filed in all applicable jurisdictions, so that, if such Contract is a security agreement (as that term is used in the UCC), the Seller would reasonably be expected to have a first priority perfected security interest in the Equipment subject to such Contract.

          Repurchase Event: With respect to any Contract, a breach of any of the
          ----------------
representations and warranties set forth in the Schedule of Representations that materially and adversely affects the value of such Contract.

          Sale and Servicing Agreement: The Sale and Servicing Agreement,  dated
          ----------------------------
as of the date hereof, among the Trust, the Trust Depositor, the Seller, the Servicer, the Indenture Trustee and the Back-up Servicer.

          Schedule  of  Representations:  The  Schedule of  Representations  and
          -----------------------------
Warranties of the Seller attached hereto as Schedule B.

          Transferred  Assets:  The property  and proceeds of every  description
          -------------------
conveyed pursuant to Section 2.1(a) hereof.

          SECTION 1.3  Certain  References.  All  references  to the  Discounted
                       -------------------
Contract Balance of a Contract as of an Cut-off Date shall refer to the close of business on such day, or as of the first day of a Collection Period shall refer to the opening of business on such day. All references to the last day of a Collection Period shall refer to the close of business on such day.

          SECTION 1.4 No  Recourse.  Without  limiting  the  obligations  of the
                      ------------
Purchaser, the Seller or the Servicer hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of any of the Purchaser, the Seller or the Servicer, or of any predecessor or successor of any of such Persons.

          SECTION  1.5  Action  by  or  Consent  of  Noteholders.  Whenever  any
                        ----------------------------------------
provision of this Agreement refers to action to be taken, or consented to, by Noteholders, such provision shall be deemed to refer to Noteholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by such Noteholders. Solely for the purposes of any action to be taken, or consented to, by Noteholders, any Note registered in the name of any of the Purchaser or the Seller or any Affiliate thereof, shall be deemed not to be outstanding, and the related principal balance, as applicable, evidenced thereby shall not be taken into account in determining whether the requisite principal balance necessary to effect any such action or consent has been obtained; provided however that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which the Indenture Trustee knows to be so owned shall be so disregarded.

                                   ARTICLE II

                      CONVEYANCE OF THE TRANSFERRED ASSETS

          SECTION 2.1 Conveyance of Transferred Assets.
                      --------------------------------

          (a) The Seller hereby sells, transfers, assigns, and otherwise conveys to the Purchaser, without recourse (but without limitation of its obligations in this Agreement), and the Purchaser hereby acquires, all right, title and interest, including security interests, whether now owned or hereafter acquired, of the Seller in and to the following:

          (i) the Contracts, including all Additional Contracts and Substitute Contracts, and all moneys due or to become due in payment of such Contracts on and after the applicable Cut-off Date, any Prepayments, any payments in respect of a casualty or early termination, and any Recoveries received with respect thereto, but excluding any Scheduled Payments due prior to the applicable Cut-off Date and any Excluded Amounts;

          (ii) the Equipment related to such Contracts including all proceeds from any loan or other disposition of such Equipment;

          (iii)  the  related  Contract  Files;

          (iv) all payments since the applicable Cut-off Date made or to be made in the future with respect to the Contracts or the Obligor thereunder and the related Vendor Program Agreement or the Vendor thereunder and under any other guarantee or similar credit enhancement with respect to the Contracts;

          (v) all Insurance Proceeds with respect to each the Contract; and

          (vi) all income  and  proceeds  of the  foregoing.

          (b) THE PURCHASER ACKNOWLEDGES THAT THE SELLER IS TRANSFERRING THE EQUIPMENT "AS-IS, WHERE-IS," AND THAT THE SELLER MAKES NO REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, INCLUDING WITHOUT LIMITATION ITS MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          SECTION 2.2  Assignment and Granting of the  Purchaser's  Rights Under
                       ---------------------------------------------------------
this  Agreement.  The Seller and the  Purchaser  agree that the  Purchaser  will
---------------
assign to the Trust, and the Trust will immediately Grant to the Indenture Trustee, all of the Purchaser's rights under this Agreement at the Closing Date and that the Indenture Trustee will thereafter be entitled to enforce this Agreement against the Purchaser directly or on behalf of the Noteholders.

          SECTION 2.3  Intention of the Parties.  The  execution and delivery of
                       ------------------------
this Agreement shall constitute an acknowledgment by each of the Seller and the Purchaser that they intend that each assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the property described in Section 2.1(a), conveying good title thereto free and clear of any Liens, from the Seller to the Purchaser, and that all such property shall not be a part of the estate of the Seller in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to the Seller. In the event that such conveyance is determined to be made as security for a loan made by the Purchaser or the Trust to the Seller, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in and to the property described in Section 2.1(a) to secure the loan determined to have been made to the Seller and the payment and performance of the other obligations of the Seller under this Agreement, and agrees that in such event this Agreement shall constitute a security agreement under applicable law.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1  Representations  and Warranties of the Seller. The Seller
                       ---------------------------------------------
makes the following representations and warranties, on which the Purchaser relies in purchasing the Transferred Assets and in transferring the Transferred Assets to the Trust under the Sale and Servicing Agreement. Such representations are made as of the Closing Date, or with respect to each Substitute Contract or Additional Contract, as of the applicable Transfer Date, but shall survive the sale, transfer and assignment of the Contracts and other Transferred Assets hereunder and the transfer of the Contracts and the other Transferred Assets by the Purchaser to the Trust under the Sale and Servicing Agreement, and the Granting thereof under the Indenture.

          (a) Schedule of  Representations.  With respect to each Contract,  the
              ----------------------------
     representations and warranties set forth on the Schedule of Representations are true and correct as of the date specified therein.

          (b) Organization and Good Standing. The Seller has been duly organized
              ------------------------------
     and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Contracts and other Transferred Assets sold to the Purchaser.

          (c) Due Qualification.  The Seller is duly qualified to do business as
              -----------------
     a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which the ownership or lease of its property or the conduct of its business requires such qualification and in which the failure to so qualify would not have a material adverse effect on the validity or enforceability of, or the Seller's performance under, this Agreement or the other Basic Documents to which it is a party or the validity or enforceability of the Contracts, or on the Purchaser's, the Trust's or the Noteholder's interest in any Contracts or other Transferred Assets.

          (d) Power and  Authority.  The Seller has the power and  authority  to
              --------------------
     execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Seller by all necessary corporate action.

          (e) No Consents. The Seller holds all necessary licenses, certificates
              -----------
     and permits from all Governmental Authorities necessary for conducting its business as it is presently conducted, and is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Basic Documents to which it is a party, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date.

          (f) Valid Sale;  Binding  Obligations.  This  Agreement  and the other
              ---------------------------------
     Basic Documents to which the Seller is a party have been duly executed and delivered, this Agreement and effect a valid sale, transfer and assignment of the Contracts and the other Transferred Assets, enforceable against the Seller, and creditors of and purchasers from the Seller; and this Agreement and each of other Basic Documents to which the Seller is a party constitute legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (g) No Violation.  The execution and delivery of this  Agreement,  the
              ------------
     consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms of this Agreement and the other Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under, the certificate of incorporation or bylaws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, the Sale and Servicing Agreement and the Indenture, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties, except in each case to the extent it would not have a material adverse effect on the validity or enforceability of, or the Seller's performance under, this Agreement or the other Basic Documents or the validity or enforceability of the Contracts or on the Purchaser's, the Trust's or the Noteholders' interest in any Contracts or other Transferred Assets.

          (h) No Proceedings. There are no proceedings or investigations pending
              --------------
     or, to the knowledge of the Seller, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or any properties of the Seller (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents to which it is a party or (iv) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Contracts and other Transferred Assets hereunder or under the Sale and Servicing Agreement.

          (i) Chief Executive Offices.  The chief executive office of the Seller
              -----------------------
     is located at 6363 Greenwich Drive, Suite 100, San Diego, California 92122, and the offices where the Seller keeps its records concerning the Contracts and related documents are at 6363 Greenwich Drive, Suite 100, San Diego, California 92122.

          (j)  Vendor  Program  Agreements.  The  Seller  has  assigned  to  the
               ---------------------------
     Purchaser the Seller's rights under the Vendor Program Agreements to the extent related to payments to be made in respect of the related Contracts; provided that, so long as no Event of Default has occurred and is continuing, the Purchaser (and the Trust and the Indenture Trustee as assignees of the Purchaser) will not deal directly with any Vendor under the related Vendor Program Agreement. [With respect to each Vendor Program Agreement, the Seller confirms that, following the occurrence and during the continuance of an Event of Default, the Purchaser (and the Trust and the Indenture Trustee as assignees of the Purchaser) shall have the right to enforce with respect to any related Contract, the rights and remedies of the Seller under such Vendor Program Agreement, including the Seller's rights pursuant to the power of attorney granted pursuant to such Vendor Program Agreement, but without any obligation on the part of the Purchaser (or the Trust or the Indenture Trustee as assignees of the Purchaser) to perform any of the obligations of the Seller under such Vendor Program Agreement.] Notwithstanding the assignment by the Seller to the Purchaser of the Seller's rights under the Vendor Program Agreements to the extent related to payments to be made in respect of the Contracts, the Seller shall retain the right to exercise all consents and approvals under the Vendor Program Agreements (until such time as an Event of Default shall have occurred and be continuing at which time such right shall be exercised by the Purchaser (or the Trust or the Indenture Trustee as assignees of the Purchaser (or their designees)); provided that the Seller agrees that it will not amend any Vendor Program Agreement in any manner that would have a material adverse effect on the Purchaser's (or the Trust's or the Indenture Trustee's, as assigneess of the Purchaser) rights to payments in respect of any related Contract. The Servicer covenants that, if there are claims under multiple Contracts pledged by the Issuer to be asserted under any Vendor Program Agreement, the Servicer shall assert such claims on a non-discriminatory basis based on when such claims arose.

          SECTION 3.2  Representations  and  Warranties  of the  Purchaser.  The
                       ---------------------------------------------------
Purchaser makes the following representations and warranties, on which the Seller relies in selling, assigning, transferring and conveying the Contracts and the other Transferred Assets to the Purchaser hereunder. Such representations are made as of the Closing Date but shall survive the sale, transfer and assignment of the Contracts and other Transferred Assets hereunder and the transfer thereof by the Purchaser to the Trust under the Sale and Servicing Agreement.

          (a)  Organization  and Good  Standing.  The  Purchaser  has been  duly
               --------------------------------
     organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Contracts and the other Transferred Assets and to transfer the Contracts and the other Transferred Assets to the Trust pursuant to the Sale and Servicing Agreement.

          (b) Due Qualification.  The Purchaser is duly qualified to do business
              -----------------
     as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would have a material adverse effect on the validity or enforceability of or the Purchaser's performance under this Agreement or the other Basic Documents to which it is a party or the validity or enforceability of the Contracts.

          (c) Power and Authority.  The Purchaser has the power and authority to
              -------------------
     execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out its terms and their terms, respectively, and to acquire the Contracts and the other Transferred Assets; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party and all of the documents required pursuant hereto or thereto have been duly authorized by the Purchaser by all necessary action.

          (d)  No  Consents.   The  Purchaser  holds  all  necessary   licenses,
               ------------
     certificates and permits from all government authorities necessary for conducting its business as it is presently conducted, and is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Basic Documents to which it is a party, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date.

          (e) Binding  Obligation.  This Agreement and the other Basic Documents
              -------------------
     to which the Purchaser is a party constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms; and this Agreement and the other Basic Documents to which it is a party constitute legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) No  Violation.  The  execution,  delivery and  performance  by the
              -------------
     Purchaser of this Agreement, the consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms of this Agreement and the other Basic Documents do not and will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under the articles of incorporation or bylaws of the Purchaser, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Sale and Servicing Agreement and the Indenture), or violate any law, order, rule or regulation, applicable to the Purchaser or its properties, of any federal or state regulatory body or any court, administrative agency, or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties, except in each case to the extent it would not have a material adverse effect on the validity or enforceability of, or the Purchaser's performance under, this Agreement or the other Basic Documents to which it is a party.

          (g)  No  Proceedings.  There  are  no  proceedings  or  investigations
               ---------------
     pending, or, to the knowledge of the Purchaser, threatened against the Purchaser, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents to which it is a party or
     (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Contracts and the other Transferred Assets hereunder or the transfer of the Contracts and the other Transferred Assets to the Trust pursuant to the Sale and Servicing Agreement.

          (h)  Chief  Executive  Offices.  The  chief  executive  office  of the
               -------------------------
     Purchaser is located at 6363 Greenwich Drive, Suite 100, San Diego, California 92122 and the offices where the Purchaser keeps its records concerning the Contracts and other Basic Documents are at 6363 Greenwich Drive, Suite 100, San Diego, California 92122.

In the event of any breach of a representation and warranty made by the Purchaser hereunder, the Seller covenants and agrees that (i) it will not take any action or pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all Notes have been paid in full, and (ii) any remedy it may have hereunder is subject to
Section 6.12. Each of the Purchaser and the Seller agrees that damages will not be an adequate remedy for breach of the foregoing covenant and that this covenant may be specifically enforced by the Purchaser on behalf of the Trust.

                                   ARTICLE IV

                             COVENANTS OF THE SELLER

          SECTION 4.1 Protection of Title of the Purchaser and the Trust.
                      --------------------------------------------------

          (a) At or prior to the Closing Date, the Seller shall have filed or caused to be filed UCC-1 financing statements, executed by the Seller, as seller or debtor, naming the Purchaser, as purchaser or secured party, and the Trust as assignee, and describing the Contracts and the other Transferred Assets described in Section 2.1 as collateral, filed with the office of the Secretary of State of the State of California. The Seller shall deliver (or cause to be delivered) to the Purchaser, the Trust and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Seller fails to perform its obligations under this subsection, the Purchaser or the Trust may do so at the expense of the Seller.

          (b) If the Seller changes its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller (or by the Purchaser or the Trust on behalf of the Seller) in accordance with paragraph (a) above, seriously misleading within the meaning of ss. 9-402(7) of the UCC, it shall give the Purchaser, the Trust and the Indenture Trustee written notice thereof no later than 10 days following the occurrence of such change, and shall file appropriate amendments to all such previously filed financing statements and continuation statements within the time period required by the UCC.

          (c) If the Seller relocates its principal executive office and, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, it shall give the Purchaser, the Trust and the Indenture Trustee written notice thereof; and shall promptly file such appropriate amendments or financing statements within the time period required by the UCC.

          (d) The Seller shall at all times maintain its principal executive office, and any office from which it services Contracts, within the United States of America.

          (e) The Seller shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Contracts and the other Transferred Assets to the Purchaser, and the conveyance of the Contracts and the other Transferred Assets by the Purchaser to the Trust, the master computer records (including archives) of the Seller that shall refer to a Contract indicate clearly that such Contract and related Transferred Assets have been sold to the Purchaser and that such Contract and related Transferred Assets have been conveyed by the Purchaser to the Trust. Indication of the Trust's ownership of a Contract and related Transferred Assets shall be deleted from or modified on any of the Seller's computer systems when, and only when, the Contract has been paid in full, liquidated (including receipt of all recoveries reasonably expected to be collected) or repurchased or purchased by the Seller or the Servicer (as applicable).

          (f) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in lease contracts of a character similar to the Contracts to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold to the Purchaser and is owned by the Trust. The Seller and the Purchaser agree that, if any one of them receives an inquiry from a bona fide potential creditor regarding whether any lease contract or item of equipment is identified on the Schedule of Contracts, they will instruct the Indenture Trustee to disclose the contents of the Schedule of Contracts to such potential creditor in accordance with the provisions of Section 11.17 of the Indenture.

          (g) If the Seller receives payments in respect of Contracts or other Transferred Assets, the Seller agrees to pay or cause to be paid to the Servicer all such payments as soon as practicable after identification thereof, but in no event later than two Business Days after receipt thereof by the Seller.

          (h) The Seller shall notify the Purchaser and the Indenture Trustee within three Business Days after becoming aware of any Lien on any Contract or any other Transferred Assets, other than the conveyances hereunder or under the Sale and Servicing Agreement.

          (i) The Seller will promptly pay and discharge all taxes, assessments, levies and other governmental charges imposed on it which may materially and adversely affect any of the Contracts or other Transferred Assets, or the Purchaser's rights with respect thereto.

          (j) The Seller hereby agrees that it will perform its obligations under the agreements relating to the Contracts in conformity with its customary and usual policies and procedures relating to the Contracts.

          SECTION 4.2 [Reserved]

          SECTION 4.3 Costs and  Expenses.  The Seller shall pay all  reasonable
                      -------------------
costs and disbursements in connection with the performance of its obligations hereunder and under the other Basic Documents.

          SECTION 4.4  Indemnification.  The Seller shall defend,  indemnify and
                       ---------------
hold harmless the Purchaser, the Trust and the Indenture Trustee from and against:

          (a) any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any representations and warranties of the Seller contained herein (other than those set forth in the Schedule of Representations, the exclusive remedies for which are specified in
Section 5.1);

          (b) any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation of any item of Equipment (notwithstanding the disclaimer of Section 2.1(b));

          (c) any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or failed to be taken, by it in respect of any portion of the Trust Assets other than any action taken in accordance with this Agreement or any other Basic Document;

          (d) any taxes that may at any time be asserted against the Purchaser, the Trust and the Indenture Trustee with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale, transfer and assignment of the Transferred Assets to the Purchaser and of the Trust Assets to the Trust or the issuance and original sale of the Notes, or asserted with respect to ownership of the Contracts or the Trust Assets, which shall be indemnified by the Seller pursuant to clause (e) below), or federal, state or other income taxes, arising out of distributions on the Notes or transfer taxes arising in connection with the transfer of the Notes) and costs and expenses in defending against the same, arising or imposed against such Persons by reason of the acts to be performed by the Seller under this Agreement or any other Basic Document;

          (e) any taxes which may at any time be asserted against such Persons with respect to, and as of the date of, the conveyance or ownership of all or any portion of the Contracts and the other Transferred Assets under this Agreement or the Trust Assets under the Sale and Servicing Agreement or the issuance and original sale of the Notes, including, without limitation, any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, arising out of the transactions contemplated hereby or transfer taxes arising in connection with the transfer of Notes) and costs and expenses in defending against the same, arising or imposed against such Persons;

          (f) any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Purchaser, the Trust or the Indenture Trustee, through the gross negligence, willful misfeasance, or bad faith of the Seller in the performance of its duties under this Agreement or by reason of reckless disregard of the obligations and duties of the Seller under this Agreement;

          Indemnification under this Section 4.4 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive termination of the Basic Documents. The indemnity obligations hereunder shall be in addition to any obligation that the Seller may otherwise have.

          Promptly after receipt by an indemnified party under this Section 4.4 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          SECTION 4.5 Further Assurances. Following the Closing Date, the Seller
                      ------------------
shall, at the reasonable request of the Purchaser or the Indenture Trustee, and at the Seller's expense, execute and deliver any further instruments of transfer or other documents, and shall take all such other actions that may be necessary, appropriate or desirable, to fully convey the Contracts and the Equipment to the Trust or otherwise to evidence, effectuate or implement the transactions contemplated hereby. In addition, the Seller, as agent for the Purchaser, shall defend the Contracts and the Equipment against any and all claims and demands of all Persons at any time claiming the same or any interest therein adverse to that of the Purchaser.

          SECTION 4.6 Negative Covenant.  The Seller (a) shall not engage in any
                      -----------------
transaction or series of transactions or otherwise take any action or omit to take any action which could result in a determination that the Seller shall have received less than reasonably equivalent value for the transfer and conveyance of the Contracts and the other property described in Section 2.1(a) to the Purchaser either on the Closing Date or thereafter and (b) in any event, shall not use the proceeds received from the transfer and conveyance of the Contracts and the other property described in Section 2.1(a) either on the Closing Date or thereafter (i) to pay any dividend or make any distribution on or in respect of its capital stock or (ii) to purchase, redeem or otherwise acquire or retire for value any of its capital stock or the capital stock of any of its affiliates (other than any of its wholly owned subsidiaries), if, in the case of either (i) or (ii), at the time of any such action and after giving effect thereto (x) the present fair saleable value of the assets of the Seller is less than the amount that would be required to be paid on or in respect of the Seller's total liabilities (including a reasonable estimate of its contingent liabilities (net of tax benefits to the extent reasonably likely to be realized)), (y) the assets of the Seller constitute an unreasonably small capital to carry out the Seller's business as it is then conducted or as the Seller then intends to conduct its business or (z) the Seller has incurred, intends to incur, or believes that it will incur, debts that would be beyond the Seller's ability to pay as they mature.

                                   ARTICLE V

                                  REPURCHASES

          SECTION 5.1 Repurchase of Contracts Upon Breach of  Representation  or
                      ----------------------------------------------------------
Warranty.  After the Seller's  discovery or receipt of notice from the Indenture
--------
Trustee or the Servicer of a Repurchase Event with respect to any Contract (including any Defaulted Contract), the Seller shall, (i) as of the second Business Day preceding the third Determination Date following such discovery or receipt of notice (unless such Repurchase Event shall have been cured in all material respects by such Business Day), repurchase (or substitute a Substitute Contract for) such Contract and related Equipment (or security interest therein) from the Trust and (ii) on or prior to the second Business Day preceding the third Determination Date following such discovery or receipt of notice (unless such Repurchase Event shall have been cured in all material respects by such Business Day) the Seller shall either pay the Repurchase Amount to the Servicer on behalf of the Trust and the Purchaser in accordance with Section 2.6 of the Sale and Servicing Agreement or deliver a Substitute Contract in accordance with
Article IX of the Sale and Servicing Agreement. It is understood and agreed that, except as set forth in the following paragraph, the obligation of the Seller to repurchase any Contract and the related Equipment as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Seller for such breach available to the Purchaser, the Trust, the Noteholders or the Indenture Trustee on behalf of the Noteholders. The provisions of this Section 5.1 are intended to grant the Trust and the Indenture Trustee a direct right against the Seller to demand performance hereunder, and in connection therewith, the Seller waives any requirement of prior demand against the Purchaser with respect to such repurchase obligation. Notwithstanding any other provision of this Agreement or the Sale and Servicing Agreement to the contrary, the obligation of the Seller under this Section shall not terminate upon a termination of the Seller as Servicer under the Sale and Servicing Agreement and shall be performed by the Seller in accordance with the terms hereof notwithstanding the failure of the Servicer or the Purchaser to perform any of their respective obligations with respect to such Contract under the Sale and Servicing Agreement.

          In addition to the foregoing and notwithstanding whether the related Contract and the related Equipment shall have been repurchased by the Seller, the Seller shall indemnify the Purchaser, the Trust, the Indenture Trustee and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

          SECTION 5.2 Reassignment of Repurchased Contracts and Equipment.  Upon
                      ---------------------------------------------------
deposit in the Collection Account of the Repurchase Amount of any Contract and the related Equipment (if applicable) repurchased by the Seller under Section 5.1, or upon delivery of a Substitute Contract, the Purchaser, the Trust and the Indenture Trustee shall take such steps as may be reasonably requested by the Seller in order to assign to the Seller all of the Purchaser's, the Trust's and the Indenture Trustee's right, title and interest in and to such Contract and the related Equipment (if applicable) and all security and documents conveyed to the Purchaser and the Trust directly relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Purchaser or the Trust. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Repurchased Contract and the related Equipment (if applicable), in any enforcement suit or legal proceeding, it is held that the Seller may not enforce any such Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce the Contract, the Purchaser, the Trust and the Indenture Trustee shall, at the expense of the Seller, take such steps as the Seller deems reasonably necessary to enforce the Contract, including bringing suit in the Purchaser's or the Trust's name or the name of the Indenture Trustee on behalf of the Noteholders.

          SECTION 5.3 Waivers.  No failure or delay on the part of the Purchaser
                      -------
or the Trust in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

                                   ARTICLE VI

                                  MISCELLANEOUS

          SECTION 6.1 [Reserved]

          SECTION 6.2 Merger or  Consolidation  of the Seller or the  Purchaser.
                      ---------------------------------------------------------
Any corporation or other entity (i) into which the Seller or the Purchaser may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Seller or the Purchaser is a party or (iii) succeeding to the business of the Seller or the Purchaser, shall be the successor to the Seller or the Purchaser, as the case may be (without relieving the Seller or the Purchaser of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement. The Seller or the Purchaser shall promptly inform the other parties, the Trust and the Indenture Trustee of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.1 (other than subsection
(i)) and 3.2 (other than subsection (h)) of this Agreement shall have been breached (for purposes hereof, such representations and warranties shall speak in respect of such corporation or other entity as of the date of the consummation of such transaction), (y) the Seller or the Purchaser, as applicable, shall have delivered written notice of such consolidation, merger or purchase and assumption to the Rating Agencies prior to the consummation of such transaction and shall have delivered to the Trust and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement, relating to such transaction have been complied with, and (z) the Seller or the Purchaser, as applicable, shall have delivered to the Trust and the Indenture Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Trust Assets and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

          SECTION 6.3 Limitation on Liability of the Seller and Others.
                      ------------------------------------------------

          (a) Except with respect to the Representations and Warranties herein and in the Schedule of Representations, and the indemnification obligations set forth in Section 4.4 herein, the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement or the other Basic Documents to which it is a party and that in its reasonable judgment may involve it in any expense or liability.

          (b) Any officer, director, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement or the other Basic Documents to which it is a party and that in its reasonable judgment may involve it in any expense or liability.

          SECTION 6.4 The Seller May Own Notes. Subject to the provisions of the
                      ------------------------
Sale and Servicing Agreement, the Seller, and any Affiliate of the Seller, may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof (except as provided in Section 1.5).

          SECTION 6.5 Amendment.
                      ---------

          (a) This Agreement may be amended by the Seller and the Purchaser without the consent of the Trust, the Indenture Trustee or the Noteholders (i) to cure any ambiguity; (ii) to correct or supplement any provisions in this Agreement that may be inconsistent with any other provisions herein; or (iii) to make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions hereof; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trust and the Indenture Trustee, adversely affect in any material respect the interests of the Noteholders; provided further that such action shall be deemed not to adversely affect in any material respect the interests of the Noteholders and no such Opinion of Counsel need be delivered if the Rating Agency Condition is satisfied.

          (b) This Agreement may also be amended from time to time by the Seller and the Purchaser, with the prior written consent of a Note Majority (which consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts, distributions that shall be required to be made on any Note or the applicable rate of interest payable thereon, or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then Outstanding and affected thereby; and provided further, that no such amendment shall be effective unless and until the Rating Agency Condition has been satisfied.

          (c) Promptly after the execution of any such amendment or consent, the Trust or the Indenture Trustee, as applicable, shall furnish written notification of the substance of such amendment or consent to each Noteholder.

          (d) It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Trust or the Indenture Trustee, as applicable, may prescribe, including the establishment of record dates. The consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note.

          SECTION 6.6 Notices.  All demands,  notices and  communications to the
                      -------
Seller or the Purchaser hereunder shall be in writing, Personally delivered, or sent by facsimile (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt:

          (a) in the case of the Seller, to 6363 Greenwich Drive, Suite 100, San Diego, California 92122 (facsimile no. (619) 558-5050), Attention: General Counsel, or such other address as shall be designated by the Seller in a written notice delivered to the other parties and to the Trust and the Indenture Trustee; and

          (b) in the case of the Purchaser, to 6363 Greenwich Drive, Suite 100, San Diego, California 92122 (facsimile no. (619) 558-5050), Attention: General Counsel, or such other address as the Purchaser shall be designated by a written notice delivered to the other parties and to the Trust and the Indenture Trustee.

          SECTION  6.7 Merger and  Integration.  Except as  specifically  stated
                       -----------------------
otherwise herein, this Agreement and the other Basic Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Basic Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

          SECTION  6.8  Severability  of  Provisions.  If any one or more of the
                        ----------------------------
covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          SECTION 6.9  GOVERNING  LAW. THIS  AGREEMENT  SHALL BE GOVERNED BY AND
                       --------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION  6.10  Counterparts.  For  the  purpose  of  facilitating  the
                         ------------
execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          SECTION 6.11  Conveyance  of the  Contracts  to the Trust.  The Seller
                        -------------------------------------------
acknowledges that the Purchaser intends, pursuant to the Sale and Servicing Agreement, to convey the Contracts and the other Transferred Assets, together with its rights under this Agreement, to the Trust on the Closing Date. The Seller acknowledges and consents to such conveyance and waive any further notice thereof and covenants and agrees that the representations and warranties of the Seller contained in this Agreement and the rights of the Purchaser hereunder are intended to benefit the Trust, the Indenture Trustee and the Noteholders. In furtherance of the foregoing, the Seller covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof, for the benefit of the Trust, the Indenture Trustee and the Noteholders and that, notwithstanding anything to the contrary in this Agreement, the Seller shall be directly liable to the Trust and the Indenture Trustee (notwithstanding any failure by the Servicer or the Purchaser to perform its duties and obligations hereunder or under the Sale and Servicing Agreement) and that the Trust and the Indenture Trustee may enforce the duties and obligations of the Seller under this Agreement against the Seller for the benefit of the Noteholders.

          SECTION 6.12 Nonpetition Covenant.  None of the Purchaser,  the Seller
                       --------------------
or the Servicer shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust (or, in the case of the Seller and the Servicer, against the Purchaser) under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust (or the Purchaser, as applicable) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust (or, in the case of the Seller and the Servicer, of the Purchaser).

          IN WITNESS WHEREOF, the parties have caused this Transfer and Sale Agreement to be duly executed by their respective officers as of the day and year first above written.

                                         MITSUI VENDOR LEASING FUNDING
                                           CORP. II


                                         By ____________________________
                                            Name:
                                            Title:



                                         MITSUI VENDOR LEASING (U.S.A.) INC.


                                         By ____________________________
                                            Name:
                                            Title:

                                   SCHEDULE A

                        SCHEDULE OF LEASES AND EQUIPMENT

                                   SCHEDULE B

                   SCHEDULE OF REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

          With respect to each Contract the Seller represents and warrants, as of the applicable Cut-off Date (unless otherwise indicated), as follows:

          (a) [subject to revision] [by the Closing Date or the related Transfer Date (as applicable), the portions of the electronic master record of the Seller relating to such Contract will have been clearly and unambiguously marked to show that such Contract constitutes part of the Trust Assets and is owned by the Trust in accordance with the terms of the Sale and Servicing Agreement];

          (b) [subject to revision] [the computer tape prepared by the Seller and containing information with respect to such Contract that was made available by the Seller to the Indenture Trustee on the Closing Date or the related Transfer Date (as applicable) and was used to select such Contract was complete and accurate in all material respects as of the applicable Cut-off Date];

          (c) the information with respect to such Contract listed on the Schedule of Contracts attached to the Sale and Servicing Agreement is true, correct and complete in all material respects;

          (d) such Contract was originated directly by the Seller or acquired by the Seller pursuant to a Vendor Program Agreement and has sold and assigned by the Seller to the Purchaser without any fraud or misrepresentation on the part of the Seller;

          (e) immediately prior to the transfer hereunder of such Contract and any related Equipment (or security interest therein), such Contract was owned by the Seller free and clear of any lien, security interest, charge, encumbrance or other right or claim of any Person (other than the rights of the related Obligor to use, possess or purchase the related Equipment in accordance with the terms of such Contract);

          (f) no Scheduled Payment in respect of such Contract is (i) as of Closing Date or the related Transfer Date (as applicable), more than 60 days delinquent, (ii) a payment as to which the related Equipment has been repossessed or (iii) a payment as to which the related Equipment has been charged-off in accordance with the Credit and Collection Policies;

          (g) no provision of such Contract has been waived, altered or modified in any respect except as allowed under the Credit and Collection Policy;

          (h) such Contract is a valid and binding payment obligation of the related Obligor and is enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and the availability of equitable remedies);

          (i) such Contract is not subject to rights of rescission, setoff, counterclaim or defense and, to the Seller's knowledge, no such rights have been asserted or threatened with respect to such Contract;

          (j) such Contract, at the time it was made, did not violate the laws of the United States or any applicable state, except for any such violations which do not materially and adversely affect the enforceability or collectability of such Contract;

          (k) such Contract and any related Equipment have not been sold, transferred, assigned or pledged by the Seller to any other Person and, except as provided in clause below, such Contract is secured by a fully perfected Lien of the first priority on the related Equipment (except to the extent such perfection is not required in accordance with the applicable Obligor UCC Filing Requirement);

          (l) such Contract constitutes chattel paper, an account, or a general intangible as defined under the UCC and if such Contract constitutes "chattel paper" for purposes of the UCC, there exists an original counterpart of such Contract in the Contract File;

          (m) all filings and other actions required to be made, taken or performed by any Person in any jurisdiction to give the Trust a first priority perfected lien or ownership interest in such Contracts and a first priority perfected security interest in the Seller's interest in the related Equipment have been made, taken or performed;

          (n) the related Obligor is not, to the Seller's knowledge, the subject of bankruptcy or other insolvency proceedings;

          (o) such Contract is a U.S. dollar-denominated obligation and the related Obligor's billing address is in the United States;

          (p) such Contract does not require the prior written consent of the related Obligor or contain any other restriction on the transfer or assignment of such Contract (other than a consent or waiver of such restriction that has been obtained prior to the Closing Date or applicable Transfer Date (as applicable);

          (q) the obligations of the related Obligor under such Contract are irrevocable, unconditional and non-cancelable (without the right to set off for any reason and net of any maintenance or cost per copy charges);

          (r) no adverse selection procedure was used in selecting such Contract;

          (s) the related Obligor under such Contract is required to maintain casualty insurance or to self-insure with respect to the related Equipment;

          (t) such Contract is not a "consumer lease" as defined in Section 2A-103(1)(e) of the UCC;

          (u) such Contract is not subject to any guarantee by the Seller nor has the Seller established any specific credit reserve with respect to the related Obligor;

          (v) such Contract provides that (i) the Seller (or its assignees) may accelerate all remaining Scheduled Payments if the related Obligor is in default under any of its obligations under such Contract and (ii) the related Obligor may not elect to utilize its security deposit to offset any remaining Scheduled Payment;

          (w) the related Obligor is required to maintain the related Equipment in good working order and bear all costs of operating the related Equipment (including the payment of Taxes);

          (x) no provision of such Contract provides for a Prepayment in full as calculated under the terms of such Contract less than the amount calculated in accordance with the definition of Prepayment Amount;

          (y) such Contract has not been terminated as a result of a Casualty Loss to the related Equipment or for any other reason;

          (z) the Discounted Contract Balance of such Contract does not include the amount of any security deposit held by the Servicer or the Seller;

          (aa) such Contract provides that in the event of a Casualty Loss, the related Obligor is required to repair or replace the related Equipment or pay an amount not less than the present value of all remaining Scheduled Payments discounted at the Discount Rate plus any past due amounts as of the date of determination;

          (bb) the related Obligor has represented to the Seller that such Obligor has accepted the related Equipment and has had a reasonable opportunity to inspect and test such Equipment and the Seller has not been notified of any defects therein;

          (cc) all payments in respect of such Contract will be made free and clear of, and without deduction or withholding for or on account of, any Taxes, unless such withholding or deduction is required by law;

          (dd) the related Obligor is unconditionally obligated to make periodic lease payments (including taxes) notwithstanding damage to or destruction of the related Equipment, or any other event in respect of the related Equipment, including equipment obsolescence;

          (ee)  such  Contract  provides  for  periodic   payments,   which  are
principally due and payable on a monthly or quarterly basis;

          (ff) such Contract is not a Defaulted Contract;

          (gg) such Contract is "triple net" under which the related Obligor is responsible for the maintenance of the related Equipment in accordance with general industry standards applicable to such item of Equipment, which in all cases shall include the payment of any taxes with respect to such Equipment; and

          (hh) such Contract does not have a stated [remaining term to] maturity of longer then _______ months.

          In addition to the representations and warranties made by the Seller above, the Seller represents and warrants, as of the initial Cut-off Date, as follows:

     (i) the ADCB of all Contracts with a single Obligor as of the initial Cut-off Date does not exceed ____% of the ADCB of all of the Contracts as of the initial Cut-off Date;

     (ii) the ADCB of all Contracts with the twenty (20) largest Obligors (by ADCB of Contracts with such Obligors) as of the initial Cut-off Date does not exceed ____% of the ADCB of all of the Contracts as of the initial Cut-off Date;

     (iii) the ADCB of all Contracts related to a single Vendor as of the initial Cut-off Date does not exceed ____% of the ADCB of all of the Contracts as of the initial Cut-off Date;

     (iv) the ADCB of all Contracts with Obligors located in a single State of the United States as of the initial Cut-off Date does not exceed ____% of the ADCB of all of the Contracts as of the initial Cut-off Date; and

     (v) the ADCB of all Contracts with related Equipment of a single type as of the initial Cut-off Date does not exceed ____% of the ADCB of all of the Contracts as of the initial Cut-off Date.